UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 23, 2012, the Company’s shareholders voted on three proposals, set forth below, at the 2012 Annual Meeting of Shareholders (the “Meeting”). Of the 11,727,174 shares of common stock outstanding as of March 28, 2012, the record date, 11,327,491 shares were represented at the Meeting (in person or by proxy), constituting 96.59% of the outstanding shares entitled to vote. At the Meeting, the shareholders approved all of the director nominees and each of the proposals presented. The final result of voting on each of the proposals is as follows:
Proposal 1.    Election of nine directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Teresa A. Canida	11,133,374	721	193,396
Jorge G. Castro	11,018,198	115,897	193,396
James R. Gober	10,935,625	198,470	193,396
Harold E. Layman	11,015,440	118,655	193,396
Drayton Nabers, Jr.	11,130,416	3,679	193,396
Samuel J. Simon	10,870,689	263,406	193,396
Roger Smith	9,984,168	1,149,927	193,396
William Stancil Starnes	11,018,398	115,697	193,396
Samuel J. Weinhoff	11,128,916	5,179	193,396

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,205,828	121,563	100	0

Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,910,060	222,002	2,033	193,396

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY:/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

May 29, 2012